                                CREDIT AGREEMENT





                          DATED AS OF NOVEMBER 30, 1998


                                     BETWEEN


                            THE CHASE MANHATTAN BANK

                                       AND



                          DENDRITE INTERNATIONAL, INC.
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                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS....................................................   1

   1.01.    CERTAIN DEFINED TERMS..........................................   1
   1.02.    OTHER INTERPRETIVE PROVISIONS..................................  13
   1.03.    ACCOUNTING PRINCIPLES..........................................  14

ARTICLE II - THE CREDIT....................................................  14

   2.01.    AMOUNTS AND TERMS OF COMMITMENT................................  14
   2.02.    REVOLVING LOAN NOTE............................................  14
   2.03.    PROCEDURE FOR BORROWING........................................  14
   2.04.    CONVERSION AND CONTINUATION ELECTIONS..........................  15
   2.05.    VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENT...............  16
   2.06.    OPTIONAL PREPAYMENTS...........................................  17
   2.07.    REPAYMENT......................................................  17
   2.08.    INTEREST.......................................................  17
   2.09.    FEES...........................................................  18
   2.10.    COMPUTATION OF FEES AND INTEREST...............................  19
   2.11.    PAYMENTS.......................................................  19

ARTICLE III - TAXES, YIELD PROTECTION AND ILLEGALITY.......................  20

   3.01.    TAXES..........................................................  20
   3.02.    ILLEGALITY.....................................................  21
   3.03.    INCREASED COSTS AND REDUCTION OF RETURN........................  21
   3.04.    FUNDING LOSSES.................................................  22
   3.05.    INABILITY TO DETERMINE RATES...................................  22
   3.06.    RESERVES ON OFFSHORE RATE LOANS................................  23
   3.07.    CERTIFICATES OF BANK...........................................  23
   3.08.    SURVIVAL.......................................................  23

ARTICLE IV - CONDITIONS PRECEDENT..........................................  23

   4.01.    CONDITIONS OF INITIAL CREDIT EXTENSIONS........................  23
   4.02.    CONDITIONS TO ALL CREDIT EXTENSIONS............................  25

ARTICLE V - REPRESENTATIONS AND WARRANTIES.................................  25

   5.01.    CORPORATE EXISTENCE AND POWER..................................  25
   5.02.    AUTHORIZATION; NO CONTRAVENTION................................  26
   5.03.    GOVERNMENTAL AUTHORIZATION.....................................  26
   5.04.    BINDING EFFECT.................................................  26
   5.05.    LITIGATION.....................................................  27
   5.06.    NO DEFAULT.....................................................  27
   5.07.    ERISA COMPLIANCE...............................................  27
   5.08.    USE OF PROCEEDS; MARGIN REGULATIONS............................  28
   5.09.    TITLE TO PROPERTIES............................................  28
   5.10.    TAXES..........................................................  28
   5.11.    FINANCIAL CONDITION............................................  28
   5.12.    ENVIRONMENTAL MATTERS..........................................  29
   5.13.    REGULATED ENTITIES.............................................  29
   5.14.    NO BURDENSOME RESTRICTIONS.....................................  29
   5.15.    COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC..............  29
   5.16.    SUBSIDIARIES...................................................  29
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   5.17.    INSURANCE......................................................  29
   5.18.    FULL DISCLOSURE................................................  30
   5.19.    YEAR 2000......................................................  30
   5.20.    SUBSIDIARY GUARANTEES..........................................  30

ARTICLE VI - AFFIRMATIVE COVENANTS.........................................  30

   6.01.    FINANCIAL STATEMENTS...........................................  30
   6.02.    CERTIFICATES; OTHER INFORMATION................................  31
   6.03.    NOTICES........................................................  32
   6.04.    PRESERVATION OF EXISTENCE, ETC.................................  33
   6.05.    MAINTENANCE OF PROPERTY........................................  33
   6.06.    INSURANCE......................................................  33
   6.07.    PAYMENT OF OBLIGATIONS.........................................  33
   6.08.    COMPLIANCE WITH LAWS...........................................  34
   6.09.    COMPLIANCE WITH ERISA..........................................  34
   6.10.    INSPECTION OF PROPERTY AND BOOKS AND RECORDS...................  34
   6.11.    ENVIRONMENTAL LAWS.............................................  34
   6.12.    USE OF PROCEEDS................................................  34
   6.13.    SUBSIDIARY GUARANTORS..........................................  34

ARTICLE VII - NEGATIVE COVENANTS...........................................  35

   7.01.    LIMITATION ON LIENS............................................  35
   7.02.    DISPOSITION OF ASSETS..........................................  36
   7.03.    CONSOLIDATIONS AND MERGERS.....................................  37
   7.04.    LOANS AND INVESTMENTS..........................................  37
   7.05.    LIMITATION ON INDEBTEDNESS.....................................  37
   7.06.    TRANSACTIONS WITH AFFILIATES...................................  38
   7.07.    USE OF PROCEEDS................................................  38
   7.08.    CONTINGENT OBLIGATIONS.........................................  39
   7.09.    LEASE OBLIGATIONS..............................................  39
   7.10.    CHANGE IN BUSINESS.............................................  40
   7.11.    ACCOUNTING CHANGES.............................................  40
   7.12.    FINANCIAL COVENANTS............................................  40
   7.13.    OPTIONAL PAYMENTS OF SUBORDINATED DEBT AND
             MODIFICATIONS OF RELATED DEBT.................................  40
   7.14.    NO LOSSES......................................................  40

ARTICLE VIII - EVENTS OF DEFAULT...........................................  41

   8.01.    EVENT OF DEFAULT...............................................  41
   8.02.    REMEDIES.......................................................  43
   8.03.    RIGHTS NOT EXCLUSIVE...........................................  43

ARTICLE IX - MISCELLANEOUS.................................................  44

   9.01.    AMENDMENTS AND WAIVERS.........................................  44
   9.02.    NOTICES........................................................  44
   9.03.    NO WAIVER; CUMULATIVE REMEDIES.................................  44
   9.04.    COSTS AND EXPENSES.............................................  45
   9.05.    COMPANY INDEMNIFICATION........................................  45
   9.06.    PAYMENTS SET ASIDE.............................................  45
   9.07.    SUCCESSORS AND ASSIGNS.........................................  46
   9.08.    ASSIGNMENTS, PARTICIPATIONS, ETC...............................  46
   9.09.    CONFIDENTIALITY................................................  47
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   9.10.    SET-OFF........................................................  47
   9.11.    COUNTERPARTS...................................................  47
   9.12.    SEVERABILITY...................................................  48
   9.13.    NO THIRD PARTIES BENEFITED.....................................  48
   9.14.    GOVERNING LAW AND JURISDICTION.................................  48
   9.15.    WAIVER OF JURY TRIAL...........................................  48
   9.16.    TERMINATION OF EXISTING CREDIT.................................  49
   9.17.    ENTIRE AGREEMENT...............................................  49

                      AMENDED AND RESTATED CREDIT AGREEMENT

         This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of November 30, 1998, between Dendrite International, Inc. (the "Company") and The Chase Manhattan Bank (the "Bank").

         WHEREAS, the Bank, the Company, and certain Subsidiaries of the Company entered into that certain Credit Agreement dated May 5, 1995 (the "Existing Credit Agreement") pursuant to which the Bank, among other things, agreed, subject to the terms thereof, to make revolving credit loans from time to time to the Company, and the Subsidiaries of the Company that were party to the Existing Credit Agreement, in an aggregate maximum amount of $5,000,000;

         WHEREAS, the Bank and the Company have agreed to amend and restate the terms of the Existing Credit Agreement to, among other things, (i) increase the amount of the Bank's Commitment to $15,000,000, (ii) release the security interests granted to the Bank by the Company and certain of its Subsidiaries, and (iii) make the Company the sole borrowing party; and

         WHEREAS, the Bank has agreed to make available to the Company a revolving credit facility upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                            ARTICLE I - DEFINITIONS

         1.01. Certain Defined Terms.

         The following terms have the following meanings:

         "Acceptable Acquisition" means any Acquisition which (a) has been either (i) approved by the Board of Directors of the corporation which is the subject of such Acquisition or (ii) recommended by such Board to the shareholders of such corporation; and (b) is for a business within similar or complementary lines of business as conducted by the Company on the date hereof; and (c) whose total purchase price is $50,000,000 or less; and (d) when added to the purchase price of all other Acquisitions within the twelve (12) months immediately preceding the date on which such Acquisition closes, shall not render the aggregate purchase prices for Acquisitions in such period greater than $50,000,000 (of which no more than $20,000,000 shall be capital contributions or commitments to make capital contributions to any partnerships or joint ventures in which the Company or any of its Subsidiaries owns less than fifty percent (50%) of the partnership interests or joint venture interests).

         "Acquisition" means any transaction pursuant to which the Company or any of its Subsidiaries (a) acquires or commits to acquire equity securities (or warrants, options or other rights to acquire such securities) of any corporation other than the Company or any corporation which is not then a Subsidiary of the Company, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes or commits to make any corporation a Subsidiary of the Company, or causes any such corporation to be merged into the Company or any of its Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such corporation's then outstanding securities, in exchange for such securities, of cash or securities of the Company or any of its Subsidiaries, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any corporation or (d) makes or commits to make capital contributions to any partnership or joint venture in exchange for a proportionate interest therein.

         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

         "Agreement" means this Credit Agreement as such agreement may be amended, modified or restated from time to time.

         "Assignee" has the meaning specified in subsection 9.08(a).

         "Attorney Costs" means and includes all fees and reasonable disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

         "Bank" has the meaning specified in the introductory clause hereto.

         "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.) as amended from time to time.

         "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by the Bank as its "reference rate." (The "reference rate" is a rate set by the Bank based upon various factors including The Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Revolving Loan that bears interest based on the Base Rate.

         "Base Rate Margin" means the percentage determined in accordance with
Section 2.08(b).

         "Borrowing" means a borrowing hereunder consisting of Revolving Loans of the same

Type made to the Company on the same day by the Bank under ARTICLE II, and, other than in the case of Base Rate Loans, having the same Interest Period.

         "Borrowing Date" means any date on which a Borrowing occurs under
Section 2.03.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City and are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

         "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "Capital Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

         "Cash Equivalents" means (a) direct obligations of the United States of America or any agency thereof with maturities of two years or less from the date of acquisition; (b) obligations issued or guaranteed by any agency of the United States of America with maturities of two years or less from the date of acquisition; (c) repurchase agreements fully collateralized by direct obligations of the United States of America or by any agency of the United States of America; (d) corporate debt (commercial paper, master notes and medium term notes) issued by a domestic corporation rated at least "A-1" or "A" by Standard & Poor's Corporation or "P-1" or "A" by Moody's Investors Service, Inc.; (e) certificates of deposit (domestic or foreign) with maturities of one year or less from the date of acquisition issued by any commercial bank (with a rating of A-1 by Standard & Poor's or P-1 by Moody's) operating within the United States of America having capital and surplus in excess of $200 million; and (f) any money market mutual fund that invests in (a), (b), (c), (d) or (e) above having assets of at least $500 million.

         "Closing Date" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by the Bank (or, in the case of subsection 4.01(j), waived by the Person entitled to receive such payment).

         "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

         "Commitment" has the meaning specified in Section 2.01.

         "Commitment Fee Rate" means the percentage determined in accordance with Section 2.08(b).

         "Company" has the meaning specified in the introductory clause hereto.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit D.

         "Consolidated" means the consolidation of financial reporting between related entities in accordance with GAAP.

         "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse,
(a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise for the primary purpose of assuring or holding harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made (or any lower stated cap on such Person's liability in respect thereof) or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

         "Conversion/Continuation Date" means any date on which, under Section 2.04, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

         "Credit Extension" means and includes the making of any Revolving Loans hereunder.

         "Current Assets" means all assets of the Company treated as current assets in accordance with GAAP, excluding, however, from the determination of current assets any prepaid assets.

         "Current Liabilities" means all liabilities of the Company treated as current liabilities in accordance with GAAP, including without limitation (a) all obligations payable on demand or written one year after the date in which the determination is made and (b) installments and sinking fund payments required to be made within one year after the date on which determination is made, but excluding all such liabilities or obligations which are renewable or extendable at the option of the Company to a date more than one year from the date of determination.

         "Current Ratio" of the Company means the ratio of (i) Current Assets to
(ii) Current Liabilities each determined on a Consolidated basis.

         "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

         "Disclosed Claims" has the meaning specified in Section 5.05.

         "Dollars", "dollars" and "$" each mean lawful money of the United
States.

         "Domestic Subsidiary" means any Subsidiary incorporated, formed or organized in the United States.

         "EBIT" of any Person for any period means the sum of (a) Net Income of such Person for such period; (b) all amounts treated as expenses for interest for such period to the extent included in the determination of such Net Income; and (c) all taxes accrued for such period on or measured by income to the extent included in the determination of such Net Income; provided, however, that Net Income shall be computed for the purposes of this definition without giving effect to extraordinary non-cash losses or extraordinary gains for such period.

         "EBITDA" of any Person for any period means the sum of (a) Net Income of such Person for such period; (b) all amounts treated as expenses for depreciation and interest and the amortization of intangibles of any kind for such period to the extent included in the determination of such Net Income; and
(c) all taxes accrued for such period on or measured by income to the extent included in the determination of such Net Income; provided, however, that Net Income shall be computed for the purposes of this definition without giving effect to extraordinary non-cash losses or extraordinary gains for such period.

         "Effective Amount" means with respect to any Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans occurring on such date.

         "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $500,000,000; and/or (b) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of the Bank, (ii) a Subsidiary of a Person of which the Bank is a Subsidiary, or
(iii) a Person of which the Bank is a Subsidiary.

         "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

         "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

         "Event of Default" means any of the events or circumstances, including the thresholds and cure periods specified in Section 8.01.

         "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

         "Existing Credit Agreement" has the meaning set forth in the recitals hereto.

         "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

         "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Bank of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Bank.

         "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

         "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

         "Funded Debt" means (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; and (e) all obligations with respect to Capital Leases.

         "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 3.01.

         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guaranty Equity Sum" has the meaning specified in Section 6.13.

         "Guaranty Equity Threshold" has the meaning specified in Section 6.13.

         "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

         "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided that the amount of such indebtedness shall equal the lesser of (i) the amount secured, and (ii) the fair market value of the collateral secured; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

         "Indemnified Liabilities" has the meaning specified in Section 9.05.

         "Indemnified Person" has the meaning specified in Section 9.05.

         "Independent Auditor" has the meaning specified in subsection 6.01(a).

         "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

         "Interest Coverage Ratio" means for any Person as of the end of any fiscal quarter, the ratio of (i) the EBIT of such Person for the prior four consecutive fiscal quarters, to (ii) the Interest Expense of such Person for the prior four consecutive fiscal quarters.

         "Interest Expense" shall mean for any twelve month period the aggregate amount of interest expense of the Company and its Subsidiaries for the last twelve months as determined on a consolidated basis in accordance with GAAP.

         "Interest Payment Date" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan, provided, however, that if any Interest Period for an Offshore Rate Loan is greater than three months, the date that is three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

         "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter (and any other period that is 12 months or less and is consented to by the Bank in the given instance) as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

              (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

              (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

              (iii) no Interest Period for any Revolving Loan shall extend beyond the Revolving Termination Date.

         "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

         "Lending Office" means, the office or offices of the Bank specified by the Bank from time to time as its "Lending Office" with respect to this Agreement.

         "Leverage Ratio" as to any Person at the end of any fiscal quarter means the ratio of (i) Funded Debt of such Person on such date, to (ii) EBITDA of such Person for the four consecutive fiscal quarters then ending, all as determined on a Consolidated basis.

         "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

         "Loan" means an extension of credit by the Bank to the Company under
ARTICLE II in the form of a Revolving Loan.

         "Loan Documents" means this Agreement, and all other documents delivered by or on behalf of the Company to the Bank in connection herewith.

         "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Subsidiary to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document.

         "Material Subsidiary" means any Subsidiary Guarantor and any other Subsidiary which, as reflected on the latest financial statements delivered to the Bank under Section 6.01(a) or Section 6.01(b) hereof, has (i) total assets in excess of $750,000, or (ii) EBIT during the prior four consecutive fiscal quarters of more than $250,000.

         "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

         "Net Income" of the Company for any period shall mean the Company's consolidated net income (or net loss) for such period determined in accordance with GAAP.

         "Net Worth" of the Company at any time shall mean all amounts which, in accordance with GAAP, would be included under Shareholder's Equity on a consolidated balance sheet of the Company and its Subsidiaries (excluding foreign currency translation adjustments).

         "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

         "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

         "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to the Bank, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

         "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) at which deposits for such Interest Period and in an amount approximately equal to the amount of the Offshore Rate Loan during such Interest Period would be offered by the London office of the Bank to major banks in the London eurodollar market at or about 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

         "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

         "Offshore Rate Margin" means the percentage determined in accordance with Section 2.08(b).

         "Organization Documents" means, for any corporation or limited liability company, the certificate or articles of incorporation, or certificate of formation, the bylaws, operating agreement, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation or limited liability company.

         "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (excluding in all events income taxes and franchise taxes based on income).

         "Participant" has the meaning specified in subsection 9.08(b).

         "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

         "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

         "Permitted Liens" has the meaning specified in Section 7.01.

         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

         "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

         "Relationship Guarantee Program" means the Company's practice of issuing checks in amounts up to $100,000 to certain customers, payable at the customer's discretion, as a measure of the Company's commitment to customer satisfaction.

         "Reportable Event" means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

         "Required Guarantor" means (i) any Subsidiary owning trademarks or other intangibles material to the conduct of the business of Company and its Subsidiaries, (ii) any Domestic Subsidiary with (x) Shareholder's Equity greater than $1,000,000 or (y) EBIT for any four consecutive fiscal quarters greater than $1,000,000

         "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "Responsible Officer" means the chief executive officer, president or chief financial officer of the Company; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company.

         "Revolving Loan" has the meaning specified in Section 2.01, and may be a Base Rate Loan or an Offshore Rate Loan (each, a "Type" of Revolving Loan).

         "Revolving Loan Note" has the meaning specified in Section 2.02.

         "Revolving Termination Date" means the earlier to occur of:

                   (a) November 30, 2001; provided, however, that if such date is not a Business Day, the Termination Date shall be the next succeeding Business Day (or, if such next succeeding Business Day falls in the next calendar month, the immediately preceding Business Day); and

                   (b) the date on which the Commitments terminate in accordance with Section 2.05 or Section 8.02 of this Agreement.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "Shareholder's Equity" of any Person has the meaning assigned to that term by GAAP.

         "Subordinated Debt" means any unsecured Indebtedness of the Company (a) no part of the principal of which is stated to be payable or is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the Revolving Termination Date, and the payment of the principal of and interest on which and other obligations of the Company in respect thereof are subordinated to the prior payment in full of the principal of and interest (including post-petition interest) on the Notes and all other obligations and liabilities of the Company to the Bank hereunder on terms and conditions first approved in writing by the Bank and (b) otherwise containing terms, covenants and conditions satisfactory in form and substance to the Bank, as evidenced by its prior written approval thereof.

         "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

         "Subsidiary Guarantor" means any Subsidiary that has executed and delivered a Subsidiary Guaranty.

         "Subsidiary Guaranty" means the guaranty of obligations of the Company in the form and substance satisfactory to the Bank executed at any time by Subsidiary Guarantors.

         "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

         "Swap Contract" means any agreement, whether or not in writing, that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

         "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include the Bank).

         "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Bank taxes imposed on or measured by its net income by the jurisdictions (or any political subdivision thereof) under the laws of which the Bank is organized or maintains a lending office.

         "Type" has the meaning specified in the definition of "Revolving Loan."

         "Unfunded Pension Liability" means the excess of all Plans' aggregate benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of those Plans' assets, determined in accordance with the assumptions used for funding such Pension Plans pursuant to Section 412 of the Code for the applicable plan year.

         "United States" and "U.S." each means the United States of America.

         "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

         1.02. Other Interpretive Provisions.

              (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

              (b) (i)   The term "documents" includes any and all instruments,
         documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                  (ii) The term "including" is not limiting and means "including without limitation."

                  (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

              (c) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

              (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

         1.03. Accounting Principles.

              (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

              (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                            ARTICLE II - THE CREDIT

         2.01. Amounts and Terms of Commitment.

         The Bank agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding, $15,000,000 (such amount, as the same may be reduced under Section 2.05, the "Commitment"); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the Effective Amount of all outstanding Revolving Loans, shall not at any time exceed the Commitment. Within the limits of the Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay under Section 2.06 and reborrow under this Section 2.01.

         2.02. Revolving Loan Note.

         The Loans made by the Bank shall be evidenced by a single note in the form of Exhibit C (the "Revolving Loan Note") duly executed by the Company. The Bank shall note on the schedules annexed to the Revolving Loan Note the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. The Bank is irrevocably authorized by the Company to make such notation on the Revolving Loan Note and such records shall be conclusive absent manifest or proven error; provided, however, that the failure of the Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under the Revolving Loan Note to the Bank.

         2.03. Procedure for Borrowing.

              (a) Each Borrowing of Revolving Loans shall be made upon the Company's irrevocable written notice delivered to the Bank in the form of a Notice of Borrowing

         (which notice must be received by the Bank prior to 12:00 noon New York City time) (i) three (3) Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans and (ii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                   (i) the amount of the Borrowing, which shall be (x) with respect to Offshore Rate Loans in an aggregate minimum amount of $500,000 or any multiple of $100,000 in excess thereof, (y) with respect to Base Rate Loans in an aggregate principal amount of $100,000 or a multiple of $100,000 in excess thereof;

                   (ii) the requested Borrowing Date, which shall be a Business Day;

                   (iii) the Type of Loan; and

                   (iv) the duration of the Interest Period, if any, applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months;

provided, however, that with respect to any Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Bank not later than 12:00 noon (New York City time) one Business Day before the Closing Date and such Borrowing will consist of Base Rate Loans only.

              (b) Not later than 1:00 p.m. New York City time on the Borrowing Date requested by the Company the proceeds of all Loans will be made available to the Company by the Bank by crediting the account of the Company on the books of the Bank with the aggregate of the amounts made available by the Bank.

              (c) After giving effect to any Borrowing, unless the Bank shall otherwise consent, there may not be more than ten different Interest Periods in effect.

         2.04. Conversion and Continuation Elections.

              (a) The Company may, upon irrevocable written notice to the Bank in accordance with subsection 2.04(b):

                   (i) elect, as of any Business Day, in the case of Base Rate Loans to convert any such Loans (or any part thereof in an amount not less than $500,000, or that is in an integral multiple of $100,000 in excess thereof) into Offshore Rate Loans; or

                   (ii) elect, as of the last day of the applicable Interest Period, to convert any Offshore Rate Loans having Interest Periods expiring on such date (or any part thereof in an amount not less than $500,000, or that is an integral multiple of $100,000 in excess thereof) into Base Rate Loans; or

                   (iii) elect as of the last day of the applicable Interest
              Period, to continue Offshore Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $500,000, or that is in an integral multiple of $100,000 in excess thereof);

         provided that, if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $500,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

              (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Bank not later than 12:00 noon (New York City time) at least (i) three Business Days in advance of the Conversion/ Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans and (ii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                   (A) the proposed Conversion/Continuation Date, which shall be a Business Day;

                   (B) the aggregate amount of Loans to be converted or continued;

                   (C) the Type of Loans resulting from the proposed conversion or continuation; and

                   (D) in the case of conversions into Offshore Rate Loans, the duration of the requested Interest Period.

              (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

              (d) Unless the Bank otherwise consents, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

              (e) After giving effect to any conversion or continuation of Loans, unless the Bank shall otherwise consent, there may not be more than ten different Interest Periods in effect.

         2.05. Voluntary Termination or Reduction of Commitment.

         The Company may, upon not less than four (4) Business Days' prior notice to the Bank, terminate the Commitment, or, at any time or from time to time, permanently reduce the Commitment by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on or before the effective date thereof, the Effective Amount of all Revolving Loans would exceed the amount of the combined Commitment then in effect. Once reduced in accordance with this Section, the Commitment may not be increased. All accrued commitment fees to, but not including, the effective date of any reduction or termination of Commitment, shall be paid on the effective date of such reduction or termination.

         2.06. Optional Prepayments.

         The Company may, at any time or from time to time, upon not less than three (3) Business Days' irrevocable notice to the Bank in the case of Offshore Rate Loans, or upon irrevocable notice given not later than 12:00 noon (New York City time) of the date of prepayment in the case of Base Rate Loans, ratably prepay Loans in whole or in part, in minimum amounts of $500,000 or any multiple of $100,000 in excess thereof in the case of Offshore Rate Loans and in minimum amounts of $100,000 or any multiple of $100,000 in excess thereof in the case of Base Rate Loans. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and, if such prepayment of an Offshore Rate Loan is made on a day that is not the last day of the applicable Interest Period, any amounts required pursuant to Section 3.04.

         2.07. Repayment.

         The Company shall repay to the Bank on the Revolving Termination Date the aggregate amount of all Revolving Loans outstanding on such date.

         2.08. Interest.

              (a) Each Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate plus the Offshore Rate Margin or the Base Rate plus the Base Rate Margin, as the case may be (and subject to the Company's right to convert to other Types of Loans under
         Section 2.04).

              (b) The Base Rate Margin and the Offshore Rate Margin shall be determined on each Borrowing Date using the pricing grid set forth below and determined on the basis of the Leverage Ratio as set forth in the most recent Compliance Certificate, and shall be effective from and including the date the Bank receives such Compliance Certificate to but excluding the date on which the Bank receives the next Compliance Certificate; provided, however, that if the Bank does not receive a Compliance Certificate by the date required by Section 6.02(a), the Commitment Fee Rate, the Base Rate Margin and the Offshore Rate Margin shall, effective as of such date, be the highest Commitment Fee Rate, Base Rate Margin and Offshore Rate Margin to but excluding the date the Bank receives such Compliance Certificate. Subject to the foregoing proviso, the initial Commitment Fee Rate, Base Rate Margin and Offshore Rate Margin shall be 0.25%,

         0.00% and 0.50% respectively.



--------------------------------------------------------------------------------------------
Leverage Ratio               Offshore Rate Margin    Base Rate Margin    Commitment Fee Rate

--------------------------------------------------------------------------------------------
Less than 1.0                0.50%                   0.00%               0.25%

--------------------------------------------------------------------------------------------
Less than 1.75 and greater   1.00%                   0.00%               0.3125%
than or equal to 1.00

--------------------------------------------------------------------------------------------
Greater than or equal to     1.50%                   0.00%               0.375%
1.75

--------------------------------------------------------------------------------------------

              (c) Interest on each Revolving Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Offshore Rate Loans under Section 2.06 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Bank.

              (d) Notwithstanding subsection (a) of this Section, if any amount of principal of or interest on any Loan, or any other amount payable hereunder or under any other Loan Document is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), the Company agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand, at a fluctuating rate per annum equal to the Base Rate plus 2%.

              (e) Anything herein to the contrary notwithstanding, the obligations of the Company to the Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the Bank would be contrary to the provisions of any law applicable to the Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by the Bank, and in such event the Company shall pay the Bank interest at the highest rate permitted by applicable law.

         2.09. Fees.

              (a) The Company shall pay a facility fee to the Bank in the amount of $20,000, payable as of the Closing Date.

              (b) The Company shall pay to the Bank a commitment fee on the average daily unused portion of the Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Bank using the then applicable Commitment Fee Rate. For purposes of calculating utilization under this subsection, the Commitments shall be deemed used to the extent of the Effective Amount of Revolving Loans then outstanding. Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on December 31, 1998 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.05, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in ARTICLE IV are not met.

         2.10. Computation of Fees and Interest.

              (a) All computations of interest for Base Rate Loans when the Base Rate is determined by the Bank's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

              (b) Each determination of an interest rate by the Bank shall be conclusive and binding on the Company in the absence of manifest error. The Bank will, at the request of the Company, deliver to the Company or the Bank, as the case may be, a statement showing the quotations used by the Bank in determining any interest rate and the resulting interest rate.

         2.11. Payments.

              (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Bank in Dollars and in immediately available funds, no later than 12:00 noon (New York City time) on the date specified herein. Any payment received by the Bank later than 12:00 noon (New York City time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

              (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

              ARTICLE III - TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01. Taxes.

              (a) Any and all payments by the Company to the Bank under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

              (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to the Bank, then:

                   (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), the Bank receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                   (ii) the Company shall make such deductions and withholdings;

                   (iii) the Company shall pay the full amount deducted or
              withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                   (iv) the Company shall also pay to the Bank, at the time interest is paid, Further Taxes in the amount that the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

              (c) The Company agrees to indemnify and hold harmless the Bank for the full amount of i) Taxes, ii) Other Taxes, and iii) Further Taxes in the amount that the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses caused solely by the Company's failure to pay such Taxes, Other Taxes and Further Taxes as requested by the Bank) arising therefrom or with respect thereto. Payment under this indemnification shall be made within 30 days after the date the Bank makes written demand therefor.

              (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to the Bank the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Bank.

              (e) If the Company is required to pay any amount to the Bank pursuant to subsection (b) or (c) of this Section, then the Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of the Bank is not otherwise disadvantageous to the Bank.

         3.02. Illegality.

              (a) If the Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for the Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company, any obligation of the Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Company that the circumstances giving rise to such determination no longer exist.

              (b) If the Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from the Bank, prepay in full such Offshore Rate Loans of the Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company may borrow from the Bank, in the amount of such repayment, a Base Rate Loan or prepay such Offshore Rate Loan from funds of the Company.

              (c) If the obligation of the Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Loans.

              (d) Before giving any notice to the Company under this Section, the Bank shall designate a different Lending Office with respect to its Offshore Rate Loans or assign the Loan or portion thereof to a Bank Affiliate, if such designation or assignment will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank or, in the case of an assignment, to the Bank and its Affiliates taken as a whole.

         3.03. Increased Costs and Reduction of Return.

              (a) If the Bank reasonably determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or to the interpretation of any law or regulation or (ii) the compliance by the Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Company shall either (x) be liable for, and shall from time to time, 15 days after demand, pay to the Bank for the account of the Bank, additional amounts as are sufficient to compensate the Bank for such increased costs or (y) terminate and prepay any affected Offshore Rate Loan.

              (b) If the Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration the Bank's or such corporation's policies with respect to capital adequacy and the Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of the Bank to the Company, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

         3.04. Funding Losses.

         The Company shall reimburse the Bank and hold the Bank harmless from any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain outstanding Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained which the Bank may sustain or incur as a consequence of:

              (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

              (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

              (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.06; or

              (d) the prepayment or other payment (including, without limitation, after acceleration thereof or under Section 3.02(b)) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period.

For purposes of calculating amounts payable by the Company to the Bank under this Section and under subsection 3.03(a), each Offshore Rate Loan made by the Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the rate of interest for deposits used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

         3.05. Inability to Determine Rates.

         If the Bank determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to subsection 2.08(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Bank of funding such Loan, the Bank will promptly so notify the Company. Thereafter, the obligation of the Bank to make or maintain Offshore Rate Loans hereunder shall be suspended until the Bank revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it without liability under Section 3.04. If the Company does not revoke such Notice, the Bank shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

         3.06. Reserves on Offshore Rate Loans.

         In the event that the Bank is required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), the Company shall pay to the Bank, as long as the Bank shall be required, additional costs on the unpaid principal amount of each Offshore Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Bank (as determined by the Bank in good faith, which determination shall be conclusive absent manifest or proven error), payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 15 days' prior written notice of such additional interest from the Bank. If the Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

         3.07. Certificates of the Bank.

         If the Bank claims reimbursement or compensation under this ARTICLE III, it shall deliver to the Company a certificate setting forth in reasonable detail the amount payable to the Bank hereunder, the reason for and the computation of such reimbursement or compensation, and such certificate shall be conclusive and binding on the Company in the absence of manifest or proven error.

         3.08. Survival.

         The agreements and obligations of the Company in this ARTICLE III shall survive the payment of all other Obligations.


                       ARTICLE IV - CONDITIONS PRECEDENT

         4.01. Conditions of Initial Credit Extensions.

         The obligation of the Bank to make its initial Credit Extension hereunder is subject to the condition that the Bank shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Bank:

              (a) This Agreement executed by each party thereto;

              (b) A photocopy of the bylaws (including all amendments thereto) of the

         Company, certified by the Secretary of the Company; and the Company's certificate of incorporation (and all amendments thereto), certified by the Department of Treasury of New Jersey;

              (c) A certificate, dated the Effective Date, executed by the Secretary of the Company, certifying (with appropriate organizational resolutions attached thereto): (A) that all action required to be taken by the Company in connection with the authorization, execution, delivery and performance of this Agreement and the transactions contemplated hereby and thereby has been taken and (B) the names and true signatures of its respective officers authorized to execute, deliver and perform, as applicable, this Agreement, and all other documents and notices to be delivered by it hereunder;

              (d) A good standing certificate and tax good standing for the Company from the Department of Treasury of New Jersey and the Secretary of State (or similar applicable Governmental Authority) of each state where the Company is qualified to do business as a foreign corporation as of a recent date;

              (e) A photocopy of the bylaws (including all amendments thereto) of each Subsidiary Guarantor, certified by the Secretary of such Subsidiary Guarantor; and such Subsidiary Guarantor's certificate of incorporation (and all amendments thereto), certified by the applicable Governmental Authority of the state where such Subsidiary Guarantor was organized;

              (f) A certificate, dated the Effective Date, executed by the Secretary of each Subsidiary Guarantor, certifying (with appropriate organizational resolutions attached thereto): (A) that all action required to be taken by such Subsidiary Guarantor in connection with the authorization, execution, delivery and performance of the Subsidiary Guaranty and the transactions contemplated thereby has been taken and (B) the names and true signatures of its respective officers authorized to execute, deliver and perform, as applicable, the Subsidiary Guaranty, and all other documents and notices to be delivered by it thereunder;

              (g) A good standing certificate and tax good standing for each Subsidiary Guarantor from the Secretary of State (or similar applicable Governmental Authority) of each state where such Subsidiary Guarantor is organized and is qualified to do business as a foreign corporation as of a recent date;

              (h) A Subsidiary Guaranty duly executed by each Required
         Guarantor;

              (i) An opinion of Pitney, Hardin, Kipp & Szuch, counsel to the Company and addressed to the Bank, substantially in the form of Exhibit E;

              (j) Evidence of payment by the Company of all accrued and unpaid reasonable fees, costs and expenses to the extent then due and payable on the Closing Date, together with reasonable Attorney Costs (related specifically to this Agreement, the Loan Documents and the transactions contemplated therein) of the Bank to the extent invoiced prior to or on the Closing Date, plus such additional amounts of reasonable Attorney Costs as shall constitute the Bank's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Bank); including any such costs, fees and expenses arising under or referenced in Sections 2.09;

              (k) A certificate signed by a Responsible Officer of the Company, dated as of the Closing Date, stating that: (A) the representations and warranties contained in ARTICLE V are true and correct on and as of such date, as though made on and as of such date; (B) no Default or Event of Default exists or would result from the Credit Extension, and
         (C) there has occurred since June 30, 1998 no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

              (l) Evidence of such other approvals, opinions, documents or materials as the Bank may reasonably request.

         4.02. Conditions to All Credit Extensions.

         The obligation of the Bank to make any Revolving Loan to be made by it (including its initial Revolving Loan) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

              (a) The Bank shall have received a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable;

              (b) The representations and warranties in ARTICLE V shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

              (c) No Default or Event of Default shall exist or shall result from such Borrowing.

         Each Notice of Borrowing submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, as applicable, that the conditions in this Section 4.02 are satisfied.


                   ARTICLE V - REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Bank that:

         5.01. Corporate Existence and Power.

         The Company and each of its Subsidiaries:

              (a) is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

              (b) has the power and authority to execute, deliver, and perform any of its obligations under the Loan Documents;

              (c) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business except to the extent that the failure to have such power and authority or such licenses, authorizations, consents and approvals would not reasonably be expected to have a Material Adverse Effect;

              (d) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license except to the extent that the failure to be so would not reasonably be expected to have a Material Adverse Effect; and

              (e) is in compliance in all material respects with all Requirements of Law except to the extent that the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.

         5.02. Authorization; No Contravention.

         The execution, delivery and performance by the Company and the Subsidiary Guarantors of this Agreement and each other Loan Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

              (a) contravene the terms of any of that Person's Organization Documents;

              (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Permitted Liens) under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

              (c) violate any Requirement of Law in any respect, the violation of which would be reasonably be expected to result in a Material Adverse Effect.

         5.03. Governmental Authorization.

         No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of the Subsidiary Guarantors of this Agreement or any other Loan Document.

         5.04. Binding Effect.

         This Agreement and each other Loan Document to which the Company or any Subsidiary Guarantor is a party constitute the legal, valid and binding obligations of the Company and such Subsidiary Guarantor to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         5.05. Litigation.

         Set forth on Schedule 5.05 are, as of the Closing Date, all actions, suits, proceedings, claims or disputes which, to the knowledge of the Company, if determined adversely to the Company or its Subsidiary, could reasonably be expected to result in liability for damages in an amount exceeding $250,000 (the "Disclosed Claims"). Including the Disclosed Claims, there are no actions, suits, proceedings, claims or disputes pending or (to the knowledge of the Company) threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties:

              (a) which purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

              (b) which, if determined adversely to the Company or its Subsidiaries, could result in liability for damages which would be reasonably expected to result in a Material Adverse Effect.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

         5.06. No Default.

         No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any material Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 8.01(e).

         5.07. ERISA Compliance.

              (a) (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (ii) each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification, and (iii) the Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

              (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse

         Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

              (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability which could reasonably be expected to result in a Material Adverse Effect;
         (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) which could reasonably be expected to result in a Material Adverse Effect; (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
         Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan which could reasonably be expected to result in a Material Adverse Effect; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA which could reasonably be expected to result in a Material Adverse Effect.

         5.08. Use of Proceeds; Margin Regulations.

         The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 6.12 and Section 7.07. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock and none of the proceeds of the Loans shall be used for the purpose of purchasing or carrying Margin Stock.

         5.09. Title to Properties.

         The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

         5.10. Taxes.

         The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would reasonably be expected to have a Material Adverse Effect.

         5.11. Financial Condition.

         Since June 30, 1998, there has been no Material Adverse Effect.

         5.12. Environmental Matters.

         The Company owns no real property and is not aware of any existing Environmental Claims on its business, operations or leased properties, except as specifically disclosed in Schedule 5.12, which, individually or in the aggregate, are reasonably expected to result in a Material Adverse Effect.

         5.13. Regulated Entities.

         None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         5.14. No Burdensome Restrictions.

         To the knowledge of the Company, neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

         5.15. Copyrights, Patents, Trademarks and Licenses, Etc.

         The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict in any material respect with the rights of any other Person. To the knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person in any material respect. Except as specifically disclosed in Schedule 5.05, no claim or litigation regarding any of the foregoing is pending or to the knowledge of the Company threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         5.16. Subsidiaries.

         As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 5.16 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 5.16.

         5.17. Insurance.

         Except as specifically disclosed in Schedule 5.17, the properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company pursuant to insurance policies containing amounts, deductibles and risk coverages that are commercially prudent for the Company.

         5.18. Full Disclosure.

         None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Bank prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         5.19. Year 2000.

         On the basis of a review and assessment of the Company's systems and equipment and inquiry made of its material suppliers, vendors and customers, the Company reasonably believes that the "Year 2000 problem" (that is, the inability of computers, as well as embedded microchips in non-computing devices, to perform properly date-sensitive functions with respect to certain dates prior to and after December 31, 1999), including costs of remediation, will not result in a material adverse change in the operations, business, properties, condition (financial or otherwise) or prospects of the Company. The Company has developed feasible contingency plans which will adequately ensure uninterrupted and unimpaired business operation in the event of failure of its own or a third party's systems or equipment due to the Year 2000 problem, including those of vendors, customers, and suppliers, as well as a general failure of or interruption in its communications and delivery infrastructure.

         5.20. Subsidiary Guarantees.

         All Subsidiaries which meet the criteria set forth in the definition of Required Guarantor have authorized, executed and delivered a Subsidiary Guaranty in favor of the Bank.


                       ARTICLE VI - AFFIRMATIVE COVENANTS

         So long as the Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Bank waives compliance in writing:

         6.01. Financial Statements.

         The Company shall deliver to the Bank, in form and detail satisfactory to the Bank:

              (a) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related audited consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of a nationally-recognized independent public accounting firm

         ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records and shall be delivered to the Bank pursuant to a reliance agreement between the Bank and such Independent Auditor in form and substance satisfactory to the Bank. If the Company has any outstanding amounts under any Revolving Loans, then the Company shall concurrently deliver for the same time period an unaudited consolidating balance sheet and unaudited consolidating statements of income and operations which present fairly the financial position for certain material Subsidiaries of the Company in a manner reasonably satisfactory to the Bank; and

              (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended September 30, 1998), a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries. If the Company has any outstanding amounts under any Revolving Loans, then the Company shall concurrently deliver for the same time period an unaudited consolidating balance sheet and the related unaudited consolidating statements of income, shareholders' equity and cash flows which present fairly the financial position for certain material Subsidiaries of the Company in a manner reasonably satisfactory to the Bank

         6.02. Certificates; Other Information.

         The Company shall furnish to the Bank:

              (a) concurrently with the delivery of the financial statements referred to in subsections 6.01(a) and 6.01(b), each of (x) a certificate of a Responsible Officer of the Company stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default; or if knowledge of a Default or Event of Default was obtained, then a certificate of a Responsible Officer of the Company describing the nature of such Default or Event of Default, together with a description of the remedy of same by the Company and
         (y) a Compliance Certificate executed by a Responsible Officer with computations demonstrating compliance with the financial covenants set forth in Section 7.12 in a form and substance satisfactory to the Bank; and

              (b) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Bank may from time to time reasonably request.

         6.03. Notices.

         The Company shall promptly notify the Bank:

              (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that reasonably foreseeably will become a Default or Event of Default;

              (b) of any matter that has resulted or is reasonably expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary, which is reasonably expected to result in a Material Adverse Effect; (ii) any material dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority, which is reasonably expected to result in a Material Adverse Effect; or (iii) the commencement of, or any material development in, any material litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws, which is reasonably expected to result in a Material Adverse Effect;

              (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 30 days after such event), and deliver to the Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                   (i) an ERISA Event which could reasonably be expected to have a Material Adverse Effect;

                   (ii) the Unfunded Pension Liability of any Pension Plan shall increase in a manner which could reasonably be expected to have a Material Adverse Effect;

                   (iii) the adoption of, or the commencement of contributions to, any material Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

                   (iv) the adoption of any amendment to any material Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; and

              (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries.

         Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or reasonably foreseeably will be) breached or violated.

         6.04. Preservation of Existence, Etc.

         The Company shall, and shall cause each Subsidiary to:

              (a) preserve and maintain in full force and effect its existence and good standing under the laws of its state or jurisdiction of incorporation;

              (b) preserve and maintain in full force and effect all material governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 7.03 and sales of assets permitted by Section 7.02, the non-preservation of which could reasonably be expected to have a Material Adverse Effect;

              (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

              (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         6.05. Maintenance of Property.

         The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its material property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and except as permitted by Section 7.02. The Company and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

         6.06. Insurance.

         The Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its material properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

         6.07. Payment of Obligations.

         The Company shall, and shall cause each Material Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary.

         6.08. Compliance with Laws.

         The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist and except where non-compliance is not reasonably expected to have a Material Adverse Effect.

         6.09. Compliance with ERISA.

         The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to
Section 412 of the Code.

         6.10. Inspection of Property and Books and Records.

         The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, and independent public accountants and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

         6.11. Environmental Laws.

         The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws except where the failure to comply is not expected to have a Material Adverse Effect.

         6.12. Use of Proceeds.

         The Company shall use the proceeds of the Loans for working capital and for financing of Acceptable Acquisitions.

         6.13. Subsidiary Guarantors.

         The Company will cause any Domestic Subsidiary which meets the criteria set forth in the definition of Required Guarantor to execute and deliver a Subsidiary Guaranty to the Bank within ten (10) Business Days following the date of the delivery of the consolidating financial statements reflecting the fact that such Domestic Subsidiary meets such definition of Required

Guarantor. In the event that the sum of the Shareholder's Equity of the Company and each Subsidiary Guarantor as reflected in a consolidating balance sheet of the Company (such sum hereinafter referred to as the "Guaranty Equity Sum") does not exceed 70% of the Shareholder's Equity of the Company as determined on a Consolidated basis (the "Guaranty Equity Threshold"), then the Company shall cause such other Domestic Subsidiaries to execute and deliver a Subsidiary Guaranty as may be needed to cause the Guaranty Equity Sum to exceed the Guaranty Equity Threshold. If the Guaranty Equity Sum does not exceed the Guaranty Equity Threshold after the execution of a Subsidiary Guaranty by all of the Domestic Subsidiaries, then the Bank and the Company shall agree to a mutually acceptable guaranty or security arrangement, or within thirty (30) days after notice from the Bank to the Company, the Company shall cause such Foreign Subsidiaries as are necessary to meet the Guaranty Equity Threshold to execute and deliver to the Bank a Subsidiary Guaranty acceptable in form and substance to the Bank. In the event that any Foreign Subsidiary shall have Shareholder's Equity as determined on a consolidating balance sheet of the Company in excess of 20% of the Shareholder's Equity of the Company as determined on a Consolidated basis then either (i) the Company and the Bank shall agree to a mutually acceptable guaranty or security arrangement, or (ii) within thirty (30) days after notice from the Bank to the Company the Company shall cause such Foreign Subsidiary to execute and deliver to the Bank a Subsidiary Guaranty acceptable in form and substance to the Bank (for example: if Foreign Subsidiary A has Shareholder's Equity of 21% of the Shareholder's Equity of the Company and Foreign Subsidiary B has Shareholder's Equity of 21% of the Shareholder's Equity of the Company, then both Foreign Subsidiary A and Foreign Subsidiary B shall be subject to the requirements of this sentence).


                        ARTICLE VII - NEGATIVE COVENANTS

         So long as the Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Bank waives compliance in writing:

         7.01. Limitation on Liens.

         The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

              (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 7.01 securing Indebtedness outstanding on such date;

              (b) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07; provided that no notice of lien has been filed or recorded under the Code;

              (c) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

              (d) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

              (e) Liens on the property of the Company or its Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business;

              (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

              (g) Liens securing obligations in respect of import letters of credit incurred by the Company in the ordinary course of its business;

              (h) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution; and

              (i) Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof securing Indebtedness permitted by
         Section 7.05(e), provided that (1) such Liens existing at the time such corporation became a Subsidiary and were not created in anticipation of the Acquisition, (2) any such Lien does not by its terms cover any type of property or assets after the time such Person becomes a Subsidiary which were not of a type covered immediately prior thereto, and (3) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the existing time as such Person becomes a Subsidiary.

         7.02. Disposition of Assets.

         The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

              (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

              (b) to the Company or a Subsidiary so long as no Default or Event of Default shall have occurred and is continuing;

         7.03. Consolidations and Mergers.

         The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

              (a) any Subsidiary may merge with the Company; provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries; provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

              (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary; and

              (c) the Company may effect any Acceptable Acquisition.

         7.04. Loans and Investments.

         The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, "Investments"), except for:

              (a) Investments held by the Company or Subsidiary in the form of Cash Equivalents;

              (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

              (c) extensions of credit by the Company to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries to another of its Wholly-Owned Subsidiaries; and

              (d) Acceptable Acquisitions.

         7.05. Limitation on Indebtedness.

         The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

              (a) Indebtedness of the Company incurred pursuant to this Agreement;

              (b) Indebtedness of the Company consisting of Contingent Obligations permitted pursuant to Section 7.08;

              (c) Indebtedness of the Company existing on the Closing Date and set forth in Schedule 7.05;

              (d) Indebtedness of the Company incurred in connection with leases permitted pursuant to Section 7.09;

              (e) Subordinated Debt;

              (f) Indebtedness of a Person which becomes a Subsidiary after the date hereof, provided that (i) such Indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation of the acquisition and (ii) immediately after giving effect to the acquisition of such Person by the Company no Default or Event of Default shall have occurred and be continuing;

              (g) Indebtedness of Foreign Subsidiaries consisting of intercompany borrowings equal to an aggregate of no more than $10,000,000 outstanding at any given time;

              (h) Indebtedness of Foreign Subsidiaries to third parties equal to an aggregate of no more than $5,000,000 outstanding at any given time;

              (i) Indebtedness in respect of letters of credit issued for the account of the Company and Subsidiaries in an aggregate face amount outstanding of up to $2,000,000;

              (j) Indebtedness in respect of the existing $400,000 letter of credit issued by the Bank in favor of the Company's landlord; and

              (k) other Indebtedness of the Company and domestic Subsidiaries equal to an aggregate of no more than $5,000,000 outstanding at any given time.

         7.06. Transactions with Affiliates.

         The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

         7.07. Use of Proceeds.

              (a) The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock in violation of Regulation U, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock in violation of Regulation U, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U, or (iv) to acquire any security in any transaction that is subject to
         Section 13 or 14 of the Exchange Act.

              (b) The Company shall not, and shall not suffer or permit any Subsidiary to use any portion of the Loan proceeds, directly or indirectly, to make any Acquisition that is not an Acceptable Acquisition.

         7.08. Contingent Obligations.

         The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

              (a) endorsements for collection or deposit in the ordinary course of business;

              (b) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in Schedule 7.08;

              (c) Contingent Obligations with respect to Surety Instruments incurred in the ordinary course of business;

              (d) Swap obligations of the Company; and

              (e) Guaranty Obligations with respect to Indebtedness of Subsidiaries permitted pursuant to Section 7.05(e).

              (f) Contingent Obligations under checks issued to customers in the ordinary course of business under the Company's Relationship Guarantee Program not to exceed an aggregate amount at any one time outstanding of $1,500,000.

         7.09. Lease Obligations.

         The Company shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

              (a) leases by the Company or any Subsidiary of real estate which, in the aggregate, do not result in annual rental obligations exceeding five percent (5%) of the annual consolidated gross revenues of the Company and its Subsidiaries for such year;

              (b) leases by the Company or any Subsidiary, other than leases of real estate, in existence on the Closing Date and any renewal, extension or refinancing thereof;

              (c) additional operating leases, other than leases of real estate, entered into by the Company or any Subsidiary after the Closing Date such that the annual rental payments for such additional leases do not exceed an aggregate of $2,000,000; or

              (d) leases, other than leases of real estate or as permitted in the clause (c) above, entered into by the Company or any Subsidiary after the Closing Date pursuant to sale-leaseback transactions in an aggregate net present value not to exceed $2,000,000.

         7.10. Change in Business.

         The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof.

         7.11. Accounting Changes.

         The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.

         7.12. Financial Covenants.

         The Company shall not:

              (a) permit its Leverage Ratio as determined at the end of any fiscal quarter to be more than 2.50 to 1.00.

              (b) permit its Interest Coverage Ratio as determined at the end of any fiscal quarter to be less than 3.00 to 1.00.

              (c) permit its Current Ratio at any time to be less than 1.25 to 1.00.

              (d) permit its Net Worth at any time to be less than the Net Worth as reported on the Company's audited 1997 fiscal year end statements, plus (i) seventy-five percent (75%) of the amount of the net proceeds to the Company of any offering of new equity interests issued by the Company after the date hereof, plus (ii) on a cumulative basis commencing with the fiscal quarter ending on March 31, 1998, fifty percent (50%) of Net Income (if positive) for any fiscal quarter ending on or after March 31, 1998.

         7.13. Optional Payments of Subordinated Debt and Modifications of Related Debt.

         The Company shall not make any optional payment or prepayment on or redemption, defeasance or purchase of any Indebtedness, including, without limitation, the Subordinated Debt, or amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms relating to the payment or prepayment or principal of or interest on, any such Indebtedness, other than any amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon.

         7.14. No Losses.

         The Company shall not have EBIT of less than $0 during any fiscal year.

                        ARTICLE VIII - EVENTS OF DEFAULT

         8.01. Event of Default.

         Any of the following shall constitute an "Event of Default":

              (a) The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or (ii) within three (3) days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

              (b) Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any Loan Document or which is contained in any certificate, document or financial or other statement by the Company or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

              (c) The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.03 or 6.09 or in ARTICLE VII; or

              (d) The Company or any Subsidiary Guarantor fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Bank; or

              (e) (i) The Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $500,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or
         (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap

         Contract) or (2) any Termination Event (as so defined) as to which the Company or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $500,000; or

              (f) The Company or any Subsidiary Guarantor (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course;
         (iii) commences any Insolvency Proceeding with respect to itself; or
         (iv) takes any action to effectuate or authorize any of the foregoing;
         or

              (g) (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

              (h) (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $100,000 during any consecutive two year period;
         (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $100,000 during any consecutive two year period; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under
         Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $100,000 during any consecutive two year period; or

              (i) One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Material Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $250,000 or more singly, or $1,000,000 or more in the aggregate and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 45 days after the entry thereof; or

              (j) Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 45 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

              (k) There shall exist any actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties:

                   (i) which purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

                   (ii) which, if determined adversely to the Company or its
              Subsidiaries, could result in a Material Adverse Effect.

              (l) any Subsidiary Guaranty shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity and enforceability thereof shall be contested by any Subsidiary Guarantor or any Subsidiary Guarantor shall deny it has any further liability or obligations thereunder and shall fail to perform its obligations thereunder.

         8.02. Remedies.

         If any Event of Default occurs, the Bank may,

              (a) declare the Commitment to be terminated, whereupon such Commitment shall be terminated;

              (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

              (c) exercise on behalf of itself all rights and remedies available to it under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection 8.01(f) or 8.01(g) (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of the Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Bank.

         8.03. Rights Not Exclusive.

     The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                           ARTICLE IX - MISCELLANEOUS

         9.01. Amendments and Waivers.

         No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Bank and the Company, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         9.02. Notices.

              (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on
         Schedule 9.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 9.02; or, as directed to the Company or the Bank, to such other address as shall be designated by such party in a written notice to the other party.

              (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to ARTICLE II to the Bank shall not be effective until actually received by the Bank.

              (c) Any agreement of the Bank herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Bank shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Bank shall not have any liability to the Company or other Person on account of any action taken or not taken by the Bank in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Bank to receive written confirmation of any telephonic or facsimile notice or the receipt by the Bank of a confirmation which is at variance with the terms understood by the Bank to be contained in the telephonic or facsimile notice.

         9.03. No Waiver; Cumulative Remedies.

         No failure to exercise and no delay in exercising, on the part of the Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         9.04. Costs and Expenses.

         The Company shall:

              (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse The Chase Manhattan Bank within five Business Days after demand (subject to subsection 4.01(j)) for all reasonable costs and expenses incurred by The Chase Manhattan Bank in connection with the development, preparation, delivery and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by The Chase Manhattan Bank with respect thereto; and

              (b) pay or reimburse the Bank within five Business Days after demand (subject to subsection 4.01(j)) for all reasonable costs and expenses (including Attorney Costs) incurred by it in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

         9.05. Company Indemnification.

         Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable Attorney Costs but excluding costs covered by Section 9.04(a)) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

         9.06. Payments Set Aside.

         To the extent that the Company makes a payment to the Bank or the Bank exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required

(including pursuant to any settlement entered into by the Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

         9.07. Successors and Assigns.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written of the Bank.

         9.08. Assignments, Participations, etc.

              (a) The Bank may, with the consent of the Company (which consent shall not be unreasonably be withheld) at any time assign and delegate to an Eligible Assignee (an "Assignee") the Loans, the Commitment, and the other rights and obligations of the Bank hereunder. Upon the making of such an assignment the Assignee shall, for all purposes, be considered the "Bank" under this Agreement.

              (b) The Bank may at any time sell to one or more commercial banks or other financial institutions not Affiliates of the Company (a "Participant") participating interests in any ratable part (but not all) of any Loans, the Commitment of the Bank and the other interests of the Bank hereunder and under the other Loan Documents; provided, however, that (i) the Bank's obligations under this Agreement shall remain unchanged, (ii) the Bank shall remain solely responsible for the performance of such obligations, (iii) the Company, shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) the Bank shall not transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if the Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

              (c) Notwithstanding any other provision in this Agreement, the Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         9.09. Confidentiality.

         The Bank agrees to, and to take those steps reasonably required to cause its Affiliates, representatives and independent contractors to, take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it or on its behalf by the Company or any Subsidiary, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that the Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of the Bank by any such authority; (B) pursuant to subpoena or other court process provided the Company is given prior notice of such process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law provided the Company is given prior notice of such process; (D) to the extent reasonably required in connection with any litigation or proceeding to the Bank or its Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to the Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Bank hereunder; (H) as to the Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with the Bank or such Affiliate; and (I) to its Affiliates.

         9.10. Set-off.

         In addition to any rights and remedies of the Bank provided by law, if an Event of Default exists and the Loans have been accelerated, the Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, the Bank to or for the credit or the account of the Company against any and all Obligations owing to the Bank, now or hereafter existing, irrespective of whether or not the Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. The Bank agrees promptly to notify the Company after any such set-off and application made by the Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         9.11. Counterparts.

         This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         9.12. Severability.

         The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         9.13. No Third Parties Benefited.

         This Agreement is made and entered into for the sole protection and legal benefit of the Company and the Bank, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         9.14. Governing Law and Jurisdiction.

              (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE BANK SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

              (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY AND THE BANK CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY AND THE BANK IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY AND THE BANK EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         9.15. Waiver of Jury Trial.

         THE COMPANY AND THE BANK EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY AND THE BANK EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT

LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         9.16. Termination of Existing Credit.

         This Amended and Restated Credit Agreement amends, restates and supersedes the Existing Credit Agreement. The Bank's commitment to make loans to the Company pursuant to the terms of the Existing Credit Agreement is hereby terminated. The Bank releases (a) any security interests in the assets of the Company and its Subsidiaries granted by the Company to the Bank in connection with the Existing Credit Agreement, and (a) the guarantees in favor of the Bank given by the Subsidiaries that executed the Unlimited Guaranty dated May 5, 1995, except for the obligations of any Subsidiary Guarantor which have been amended and restated in connection herewith.

         9.17. Entire Agreement.

         This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company and the Bank and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New Jersey by their proper and duly authorized officers as of the day and year first above written.

                                  Dendrite International, Inc.

                                  By: /s/ George Robson
                                      ---------------------------
                                      George Robson
                                      Chief Financial Officer and Senior Vice
                                      President


                                  The Chase Manhattan Bank

                                  By: /s/ Leonard D. Noll
                                      ----------------------------
                                      Leonard D. Noll
                                      Vice President

                                    SCHEDULES

Schedule 5.05              Disclosed Litigation
Schedule 5.12              Environmental Matters
Schedule 5.16              Subsidiaries and Minority Interests
Schedule 5.17              Insurance Matters
Schedule 7.01              Permitted Liens
Schedule 7.05              Permitted Indebtedness
Schedule 7.08              Contingent Obligations
Schedule 9.02              Addresses for Notices


EXHIBITS
Exhibit A                  Form of Notice of Borrowing
Exhibit B                  Form of Notice of Conversion/Continuation
Exhibit C                  Form of Revolving Loan Note
Exhibit D                  Form of Compliance Certificate
Exhibit E                  Form of Legal Opinion of Company's Counsel

                                  Schedule 5.05

                              Disclosed Litigation


         1. Solvay Pharmaceuticals GmbH ("Solvay") v. Dendrite Netherlands BV ("Dendrite").

                  a.       Name of the court:
                           "Arrondissementsrechtbank's-Gravenhage".

                  b. The writ of summons was served upon Dendrite on April 24, 1998 to appear before the Court on May 12, 1998; Solvay filed their statement of claim on September 15, 1998.

                  c. Parties: "Solvay Pharmaceuticals GmbH" and "Dendrite Netherlands BV".

                  d. The claim is basically breach of contract, relief sought:

                           *DM 1,604,900 - external costs (license fee, adjustments, training, etc.)
                           *DM 88,300 - current external costs (maintenance) *DM 1,137,300 - internal costs
                           *DM 340,000 - current internal costs
                           *DM 2,000,000 - lost profit
                           =total of DM 5,170,000 plus interest as from April 25, 1997
                           *NLG 10,000 - external judicial costs
                           *costs of the proceeding(s)

                                  Schedule 5.12

                              Environmental Matters



                                      None

                                  Schedule 5.16

                       Subsidiaries and Minority Interests



                                  See Attached

                                  Schedule 5.16

                       Subsidiaries and Minority Interests

1.       Dendrite Delaware, Inc., a Delaware corporation
2.       Dendrite Corporate Services, Inc., a New Jersey corporation
3.       Dendrite UK Ltd., organized under the laws of the United Kingdom
4.       Dendrite Japan K.K., organized under the laws of Japan
5.       Dendrite Pty. Ltd., organized under the laws of Australia
6.       Dendrite (New Zealand) Ltd., organized under the laws of New Zealand
7.       Dendrite Netherlands, B.V., organized under the laws of the Netherlands
8.       Dendrite France, S.A., organized under the laws of France
9.       Dendrite Italia, S.r.l., organized under the laws of Italy
10.      Dendrite (Deutschland) GmbH, organized under the laws of Germany
11.      Dendrite Brasil Ltda., organized under the laws of Brazil
12.      Dendrite Financial Services, Inc., a Delaware corporation
13.      Dendrite Holdings Inc., a Delaware corporation
14.      Dendrite Portugal, organized under the laws of Portugal
15.      Dendrite Belgium S.A., organized under the laws of Belgium
16.      Associated Business Computing N.V., organized under the laws of Belgium
17.      Adem Information N.V., organized under the laws of Belgium

                                  Schedule 5.17

                                Insurance Matters



                                      None

                                  Schedule 7.01

                                 Permitted Liens



                                  See Attached

                                  Schedule 7.01

                                 Permitted Liens

1. Mortgage in favor of KBC Bank in Belgium on building owned by Associated Business Computing N.V. located at Residentie Permeke, Baron de Vironlaan 62 B6,1700 DILBEEK, BELGIUM in the outstanding principal amount of 11,682,115 B.F. (B.F. = Belgian Francs).

2.       See attached list of additional liens.

                  DEPARTMENT OF TREASURY - DIVISION OF REVENUE
10/09/1998               UNIFORM COMMERCIAL CODE SECTION               PAGE 001
09:01                               PO BOX 303
                                TRENTON, NJ 08625

                               SEARCH CERTIFICATE

SEARCH CERTIFICATE #       527722

                           ** DEBTOR **
                           DENDRITE INTERNATIONAL INC
                           1200 MOUNT KEMBLE AVE
                           MORRISTOWN, NJ 07960


HELLER FINANCIAL INC
500 WEST MONROE
CHICAGO, IL  60661

FILING NUM        FILING DATE  /  TIME            MAT DATE
    1813681       01/27/1998    9:01 A.M.        01/27/2003
    1815993       02/06/1998    9:01 A.M.        02/06/2003

COMMUNITY FIRST FINANCIAL INC
520 MAIN
FARGO, ND  58124

FILING NUM        FILING DATE  /  TIME            MAT DATE
     1670645       12/07/1995   9:01 A.M.        12/07/2000

COMPUTER SALES INTERNATIONAL INC
10845 OLIVE BLVD STE 300
ST LOUIS, MO  63141-7760

FILING NUM        FILING DATE  /  TIME            MAT DATE
     1671602      12/13/1995    9:01 A.M.        12/13/2000
     1813680      01/27/1998    9:01 A.M.        01/27/2003

                          Continued on next page . . .

                  DEPARTMENT OF TREASURY - DIVISION OF REVENUE
10/09/1998              UNIFORM COMMERCIAL CODE SECTION                PAGE 002
09:01                              PO BOX 303
                               TRENTON, NJ 08625

                              SEARCH CERTIFICATE

SEARCH CERTIFICATE #       527722

                               ** DEBTOR **
                               DENDRITE INTERNATIONAL INC
                               1200 MOUNT KEMBLE AVE
                               MORRISTOWN, NJ 07960

COMMUNITY FIRST FINANCIAL INC
520 MAIN AVENUE
FARGO, ND  58134-0001

FILING NUM        FILING DATE  /  TIME            MAT DATE
     1676791      01/12/1996    9:01 A.M.        01/12/2001
     1695743      05/03/1996    9:01 A.M.        05/03/2001

COMPUTER SALES INTERNATIONAL INC
10845 OLIVE BLVD SUITE 300
ST LOUIS, MO  63141-7760

FILING NUM        FILING DATE  /  TIME            MAT DATE
     1822432      03/13/1998    9:01 A.M.        03/13/2003
     1840361      06/03/1998    9:01 A.M.        06/03/2003

SANWA BUSINESS CREDIT CORP
ONE S WACKER DRIVE
CHICAGO, IL  60606

FILING NUM        FILING DATE  /  TIME            MAT DATE
     1666212      11/06/1995    9:01 A.M.        11/06/2000

                          Continued on next page . . .

                  DEPARTMENT OF TREASURY - DIVISION OF REVENUE
10/09/1998              UNIFORM COMMERCIAL CODE SECTION                 PAGE 003
09:01                               PO BOX 303
                                TRENTON, NJ 08625

                               SEARCH CERTIFICATE

SEARCH CERTIFICATE #       527722

                               ** DEBTOR **
                               DENDRITE INTERNATIONAL INC
                               1200 MOUNT KEMBLE AVE
                               MORRISTOWN, NJ 07960

SANWA BUSINESS CREDIT CORP
ONE SOUTH WACKER DRIVE
CHICAGO, IL  60606

FILING NUM        FILING DATE  /  TIME            MAT DATE
     1659286      09/27/1995    9:01 A.M.        09/27/2000
     1659287      09/27/1995    9:01 A.M.        09/27/2000
     1666326      11/06/1995    9:01 A.M.        11/06/2000

PITNEY BOWES CREDIT CORPORATION
201 MERRITT SEVEN
NORWALK, CT  06856

FILING NUM        FILING DATE  /  TIME            MAT DATE
     1718004      08/21/1996    9:01 A.M.        08/21/2001

LDI CORPORATION
4770 HINCKLEY INDUSTRIAL PARKWAY
CLEVELAND, OH  44109

FILING NUM        FILING DATE  /  TIME            MAT DATE
     1617399      02/07/1995    9:01 A.M.        02/07/2000
     1620385      02/27/1995    9:01 A.M.        02/27/2000
     1620388      02/27/1995    9:01 A.M.        02/27/2000
     1627327      04/03/1995    9:01 A.M.        04/03/2000
     1638942      06/09/1995    9:01 A.M.        06/09/2000
     1671746      12/13/1995    9:01 A.M.        12/13/2000

                          Continued on next page . . .

                  DEPARTMENT OF TREASURY - DIVISION OF REVENUE
10/09/1998              UNIFORM COMMERCIAL CODE SECTION                 PAGE 004
09:01                               PO BOX 303
                                TRENTON, NJ 08625

                               SEARCH CERTIFICATE

SEARCH CERTIFICATE #       527722

                                ** DEBTOR **
                                DENDRITE INTERNATIONAL INC
                                1200 MOUNT KEMBLE AVE
                                MORRISTOWN, NJ 07960

FILING NUM        FILING DATE  /  TIME            MAT DATE
     1671747      12/13/1995    9:01 A.M.        12/13/2000
     1685237      03/04/1996    9:01 A.M.        03/04/2001
     1685242      03/04/1996    9:01 A.M.        03/04/2001
     1685779      03/06/1996    9:01 A.M.        03/06/2001
     1687153      03/18/1996    9:01 A.M.        03/18/2001
     1701500      06/04/1996    9:01 A.M.        06/04/2001

LDI CORP
4770 HINCKLEY INDUSTRIAL WAY
CLEVELAND, OH  44109

FILING NUM        FILING DATE  /  TIME            MAT DATE
     1666214      11/06/1995    9:01 A.M.        11/06/2000

NATIONSCREDIT COMMERCIAL CORP
4770 HINCKLEY INDUSTRIAL PKWY
CLEVELAND, OH  44109

FILING NUM        FILING DATE  /  TIME            MAT DATE
     1734083      11/19/1996    9:01 A.M.        11/19/2001
     1734084      11/19/1996    9:01 A.M.        11/19/2001

NATIONSCREDIT COMMERCIAL CORPORATION
4770 HINCKLEY INDUSTRIAL PKWY
CLEVELAND, OH  44109

                          Continued on next page . . .

                  DEPARTMENT OF TREASURY - DIVISION OF REVENUE
10/09/1998               UNIFORM COMMERCIAL CODE SECTION               PAGE 005
09:01                              PO BOX 303
                                TRENTON, NJ 08625

                               SEARCH CERTIFICATE

SEARCH CERTIFICATE #   527722

                              ** DEBTOR **
                              DENDRITE INTERNATIONAL INC
                              1200 MOUNT KEMBLE AVE
                              MORRISTOWN, NJ 07960

FILING NUM                 FILING DATE    / TIME              MAT DATE
         1721696           09/13/1996       9:01 A.M.         09/13/2001
         1743550           01/08/1997       9:01 A.M.         01/08/2002

NTFC CAPITAL CORPORATION
220 ATHENS WAY 5TH FLOOR
NASHVILLE, TN  37228-1314

FILING NUM                 FILING DATE    / TIME              MAT DATE
         1806240           12/09/1997       9:01 A.M.         12/09/2002

LDI CORP
4770 HINCKLEY INDUSTRIAL WAY
CLEVELAND, OH  44109

FILING NUM                 FILING DATE    / TIME              MAT DATE
         1628147           04/06/1995       9:01 A.M.         04/06/2000

THE CHASE MANHATTAN BANK NATIONAL ASSOCIATION
1 CHASE MANHATTAN PLAZA
NEW YORK, NY  10081

FILING NUM                 FILING DATE    / TIME              MAT DATE
         1637386           05/31/1995       9:01 A.M.         05/31/2000


                          Continued on next page . . .

                  DEPARTMENT OF TREASURY - DIVISION OF REVENUE
10/09/1998               UNIFORM COMMERCIAL CODE SECTION               PAGE 006
09:01                              PO BOX 303
                                TRENTON, NJ 08625

                               SEARCH CERTIFICATE

SEARCH CERTIFICATE #                527722

                              ** DEBTOR **
                              DENDRITE INTERNATIONAL INC
                              1200 MOUNT KEMBLE AVE
                              MORRISTOWN, NJ 07960

SANWA BUSINESS CREDIT CORP
ONE SOUTH WACKER DRIVE
CHICAGO, IL  60606

         FILING NUM        FILING DATE    / TIME              MAT DATE
         1647208           07/21/1995       9:01 A.M.         07/21/2000
         1647209           07/21/1995       9:01 A.M.         07/21/2000

LDI CORPORATION
4770 HINCKLEY INDUSTRIAL PARKWAY
CLEVELAND, OH  44109

         FILING NUM        FILING DATE    / TIME              MAT DATE
         1677706           01/18/1996       9:01 A.M.         01/18/2001
         1677707           01/18/1996       9:01 A.M.         01/18/2001

NATIONSCREDIT COMMERCIAL CORPORATION
4770 HINCKLEY INDUSTRIAL PARKWAY
CLEVELAND, OH  44109

         FILING NUM        FILING DATE    / TIME              MAT DATE
         1735396           11/25/1996       9:01 A.M.         11/25/2001


                          Continued on next page . . .

                  DEPARTMENT OF TREASURY - DIVISION OF REVENUE
10/09/1998               UNIFORM COMMERCIAL CODE SECTION               PAGE 007
09:01                              PO BOX 303
                                TRENTON, NJ 08625

                               SEARCH CERTIFICATE

SEARCH CERTIFICATE # 527722

                                    **DEBTOR**
                                    DENDRITE INTERNATIONAL INC
                                    1200 MOUNT KEMBLE AVE
                                    MORRISTOWN, NJ  07960


         SANWA BUSINESS CREDIT CORPORATION
         ONE SOUTH WACKER DRIVE
         CHICAGO, IL  60606

         FILING NUM           FILING DATE    /  TIME              MAT DATE
         1742460              01/03/1997        9:01 A.M.         01/03/2002

         COMPUTER SALES INTERNATIONAL INC
         10845 OLIVE BLVD  SUITE 300
         ST LOUIS, MO  63141-7760

         FILING NUM            FILING DATE    /  TIME              MAT DATE
         1813378               01/27/1998        9:01 A.M.         01/27/2003
         1816705               02/11/1998        9:01 A.M.         02/11/2003

         NATIONSCREDIT COMMERCIAL CORPORATION
         4770 HINCKLEY INDUSTRIAL PARKWAY
         CLEVELAND, OH  44109

         FILING NUM             FILING DATE   /   TIME              MAT DATE
         1776803                07/03/1997        9:01 A.M.         07/03/2002

         HELLER FINANCIAL INC
         500 WEST MONROE
         CHICAGO, IL  60661

                  DEPARTMENT OF TREASURY - DIVISION OF REVENUE
10/09/1998                UNIFORM COMMERCIAL CODE SECTION            PAGE 008
09:01                              PO BOX 303
                                TRENTON, NJ 08625

                               SEARCH CERTIFICATE

SEARCH CERTIFICATE # 527722

                                    **DEBTOR**
                                    DENDRITE INTERNATIONAL INC
                                    1200 MOUNT KEMBLE AVE
                                    MORRISTOWN, NJ  07960


         FILING NUM        FILING DATE     /    TIME              MAT DATE
         1830238           04/17/1998           9:01 A.M.         04/17/2003


         COMPUTER SALES INTERNATIONAL INC
         10845 OLIVE BLVD SUITE 300
         ST LOUIS, MO  63141-7760

         FILING NUM        FILING DATE     /    TIME              MAT DATE
         1825951           03/27/1998           9:01 A.M.         03/27/2003
         1844657           06/23/1998           9:01 A.M.         06/23/2003
         1848590           07/16/1998           9:01 A.M.         07/16/2003
         1848591           07/16/1998           9:01 A.M.         07/16/2003
         1859790           09/14/1998           9:01 A.M.         09/14/2003

         COMPUTER SALES INTERNATIONAL INC
         10845 OLIVE BLVD  SUITE 300
         ST LOUIS, MO  63141-7760

         FILING NUM        FILING DATE     /   TIME              MAT DATE
         1862333           09/28/1998          9:01 A.M.         09/28/2003
         1864651           10/07/1998          9:01 A.M.         10/07/2003
         1866152           10/15/1998          9:01 A.M.         10/15/2003

                  DEPARTMENT OF TREASURY - DIVISION OF REVENUE
10/09/1998              UNIFORM COMMERCIAL CODE SECTION               PAGE 009
09:01                              PO BOX 303
                                TRENTON, NJ 08625

                               SEARCH CERTIFICATE

SEARCH CERTIFICATE # 527722

                                    **DEBTOR**
                                    DENDRITE INTERNATIONAL INC
                                    1200 MOUNT KEMBLE AVE
                                    MORRISTOWN, NJ  07960


THE UNDERSIGNED FILING OFFICER HEREBY CERTIFIES THAT THE ABOVE LISTING IS A RECORD OF ALL PRESENTLY EFFECTIVE FINANCING STATEMENTS WHICH NAME THE ABOVE DEBTOR AND WHICH ARE ON FILE IN MY OFFICE AS OF 9TH OCTOBER, 1998 AT 9:01 AM.


                                            /s/ James A. DiEleuterio, Jr.
                                            -----------------------------
                                            James A. DiEleuterio, Jr.
                                            TREASURER

** A LIST OF DEBTORS WHICH MAY BE OF INTEREST TO YOU IS ATTACHED

[LOGO]


                DEBTOR NAME: DENDRITE INTERNATIONAL, INC.
               JURISDICTION: NJ - MORRIS COUNTY CLERK

                FILE NUMBER: 038387 Original to 038387
                  FILE DATE: JUNE 5, 1995
              SECURED PARTY: THE CHASE MANHATTAN BANK
                             (NATIONAL ASSOCIATION)

                FILE NUMBER: 096077 Original to 096077
                  FILE DATE: DECEMBER 11, 1995
              SECURED PARTY: COMPUTER SALES INTERNATIONAL, INC.

                FILE NUMBER: 096078 Original to 096078
                  FILE DATE: DECEMBER 11, 1995
              SECURED PARTY: COMPUTER SALES INTERNATIONAL, INC.

                FILE NUMBER: 043371 Amendment to 096078
                  FILE DATE: JUNE 3, 1996
              SECURED PARTY: COMPUTER SALES INTERNATIONAL, INC.

                FILE NUMBER: 053871 Assignment to 096078
                  FILE DATE: JULY 3, 1996
              SECURED PARTY: COMMUNITY FIRST FINANCIAL CORPORATION

                FILE NUMBER: 000818 Original to 000818
                  FILE DATE: JANUARY 4, 1996
              SECURED PARTY: COMPUTER SALES INTERNATIONAL, INC.

                FILE NUMBER: 079099 Amendment to 000818
                  FILE DATE: SEPTEMBER 18, 1996
              SECURED PARTY: COMPUTER SALES INTERNATIONAL, INC.

[LOGO]




                FILE NUMBER: 085966 Assignment to 000818
                  FILE DATE: OCTOBER 9, 1996
              SECURED PARTY: COMMUNITY FIRST FINANCIAL INC.

                FILE NUMBER: 029846 Original to 029846
                  FILE DATE: APRIL 19, 1996
              SECURED PARTY: COMPUTER SALES INTERNATIONAL, INC.

                FILE NUMBER: 064147 Amendment to 029846
                  FILE DATE: AUGUST 5, 1996
              SECURED PARTY: COMPUTER SALES INTERNATIONAL, INC.

                FILE NUMBER: 071520 Assignment to 029846
                  FILE DATE: APRIL 19, 1998
              SECURED PARTY: COMMUNITY FIRST FINANCIAL CORPORATION

                FILE NUMBER: 108235 Original to 108235
                  FILE DATE: DECEMBER 24, 1996
              SECURED PARTY: COMPUTER SALES INTERNATIONAL, INC.

                FILE NUMBER: 022697 Amendment to 108235
                  FILE DATE: MARCH 25, 1997
              SECURED PARTY: COMPUTER SALES INTERNATIONAL, INC.

                FILE NUMBER: 048740 Assignment to 108235
                  FILE DATE: JUNE 19, 1997
              SECURED PARTY: SWANA BUSINESS CREDIT CORPORATION

                FILE NUMBER: 108236 Original to 108236
                  FILE DATE: DECEMBER 24, 1996
              SECURED PARTY: COMPUTER SALES INTERNATIONAL, INC.

[LOGO]


                FILE NUMBER: 042978 Assignment to 108236
                  FILE DATE: JUNE 3, 1997
              SECURED PARTY: COMMUNITY FIRST FINANCIAL INC.

                FILE NUMBER: 001576 Original to 001576
                  FILE DATE: JANUARY 8, 1998
              SECURED PARTY: SANWA BUSINESS CREDIT CORPORATION

                FILE NUMBER: 003803 Original to 003803
                  FILE DATE: JANUARY 15, 1998
              SECURED PARTY: COMPUTER SALES INTERNATIONAL

                FILE NUMBER: 005996 Original to 005996
                  FILE DATE: JANUARY 23, 1998
              SECURED PARTY: COMPUTER SALES INTERNATIONAL

                FILE NUMBER: 029791 Amendment to 005996
                  FILE DATE: APRIL 3, 1998
              SECURED PARTY: COMPUTER SALES INTERNATIONAL

                FILE NUMBER: 043434 Assignment to 005996
                  FILE DATE: MAY 7, 1998
              SECURED PARTY: HELLER FINANCIAL INC.

                FILE NUMBER: 005997 Original to 005997
                  FILE DATE: JANUARY 23, 1998
              SECURED PARTY: COMPUTER SALES INTERNATIONAL

                FILE NUMBER: 033584 Amendment to 005997
                  FILE DATE: APRIL 15, 1998
              SECURED PARTY: COMPUTER SALES INTERNATIONAL

[Logo]

                FILE NUMBER: 006860 Original to 006860
                  FILE DATE: JANUARY 27, 1998
              SECURED PARTY: COMPUTER SALES INTERNATIONAL

                FILE NUMBER: 008036 Original to 008036
                  FILE DATE: JANUARY 30, 1998
              SECURED PARTY: COMPUTER SALES INTERNATIONAL

                FILE NUMBER: 012281 Original to 012281
                  FILE DATE: FEBRUARY 13, 1998
              SECURED PARTY: COMPUTER SALES INTERNATIONAL

                FILE NUMBER: 016597 Original to 016597
                  FILE DATE: FEBRUARY 26, 1998
              SECURED PARTY: COMPUTER SALES INTERNATIONAL

                FILE NUMBER: 051091 Amendment to 016597
                  FILE DATE: MAY 28, 1998
              SECURED PARTY: COMPUTER SALES INTERNATIONAL

                FILE NUMBER: 022342 Original to 022342
                  FILE DATE: MARCH 13, 1998
              SECURED PARTY: COMPUTER SALES INTERNATIONAL

                FILE NUMBER: 028672 Original to 028672
                  FILE DATE: APRIL 1, 1998
              SECURED PARTY: COMPUTER SALES INTERNATIONAL

                FILE NUMBER: 050392 Original to 050392
                  FILE DATE: MAY 27, 1998
              SECURED PARTY: COMPUTER SALES INTERNATIONAL

[Logo]

                FILE NUMBER: 105535 Amendment to 050392
                  FILE DATE: OCTOBER 16, 1998
              SECURED PARTY: COMPUTER SALES INTERNATIONAL

                FILE NUMBER: 059205 Original to 059205
                  FILE DATE: JUNE 17, 1998
              SECURED PARTY: COMPUTER SALES INTERNATIONAL

                FILE NUMBER: 065835 Original to 065835
                  FILE DATE: JULY 6, 1998
              SECURED PARTY: COMPUTER SALES INTERNATIONAL

                FILE NUMBER: 104453 Amendment to 065835
                  FILE DATE: OCTOBER 14, 1998
              SECURED PARTY: COMPUTER SALES INTERNATIONAL

                FILE NUMBER: 065836 Original to 065836
                  FILE DATE: JULY 6, 1998
              SECURED PARTY: COMPUTER SALES INTERNATIONAL

                FILE NUMBER: 104454 Amendment to 065836
                  FILE DATE: OCTOBER 14, 1998
              SECURED PARTY: COMPUTER SALES INTERNATIONAL

                FILE NUMBER: 088252 Original to 088252
                  FILE DATE: AUGUST 28, 1998
              SECURED PARTY: COMPUTER SALES INTERNATIONAL

                FILE NUMBER: 094177 Original to 094177
                  FILE DATE: SEPTEMBER 15, 1998
              SECURED PARTY: COMPUTER SALES INTERNATIONAL

[Logo]

                FILE NUMBER: 99149 Original to 99149
                  FILE DATE: SEPTEMBER 29, 1998
              SECURED PARTY: COMPUTER SALES INTERNATIONAL

                FILE NUMBER: 102758 Original to 102758
                  FILE DATE: OCTOBER 8, 1998
              SECURED PARTY: COMPUTER SALES INTERNATIONAL

                FILE NUMBER: 105536 Original to 105536
                  FILE DATE: OCTOBER 16, 1998
              SECURED PARTY: COMPUTER SALES INTERNATIONAL

              994848/010-lge

                                  Schedule 7.05

                             Permitted Indebtedness



                                  See Attached

                                  Schedule 7.05

                             Permitted Indebtedness


1. The Company escrows the source code for its products from time to time as part of escrow arrangements it enters into with customers in the ordinary course of business.

2. Mortgage in favor of KBC Bank in Belgium on building owned by Associated Business Computing N.V. located in Residentie Permeke, Baron de Vironlaan 62 B6, 1700 DILBEEK, BELGIUM in the outstanding principal amount of 11,682,115 B.F. (B.F. - Belgian Francs).

                                  Schedule 7.08

                             Contingent Obligations



                                  See Attached

                                  Schedule 7.08

                             Contingent Obligations



1. From time to time the Company is required to guaranty the obligations of its Subsidiaries with respect to customer contracts.

                                  Schedule 9.02

                              Addresses for Notices



The Company:

      Dendrite International, Inc.
      1200 Mount Kemble Avenue
      Morristown, New Jersey 07960
      Fax No:  973-425-2343

      Attention:  George Robson, Chief Financial Officer and
                  Senior Vice President
                  Christine Pellizzarri, Esq.

The Bank:

      The Chase Manhattan Bank
      East 36 Midland Avenue
      Paramus, New Jersey 07652
      Fax No: 201-599-6824
      Attention:  Leonard D. Noll

                                    EXHIBIT A

                           FORM OF NOTICE OF BORROWING


To:      The Chase Manhattan Bank

Ladies and Gentlemen:

         The undersigned, Dendrite International, Inc. (the "Company"), refers to the Credit Agreement between the undersigned and The Chase Manhattan Bank dated November 30, 1998 ("the Credit Agreement"), the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.03 of the Credit Agreement, of the Borrowing specified below:

         1. The Business Day of the proposed Borrowing is __________, 19__.

         2. The aggregate amount of the proposed Borrowing is $____________.

         3. The Borrowing is to be comprised of $___________ of [Base Rate] [Offshore Rate] Loans.

         4. The duration of the Interest Period for the Offshore Rate Loans included in the Borrowing shall be [________ months].

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                  (a) the representations and warranties of the Company contained in the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

                  (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

                  (c) The proposed Borrowing will not cause the aggregate principal amount of all outstanding Revolving Loans to exceed the Commitment.

                                            Dendrite International, Inc.

                                            By:___________________________
                                                Name:
                                                Title:

                                    EXHIBIT B

                   FORM OF NOTICE OF CONVERSION/CONTINUATION

                                                            Date:_________, 19__


To:      The Chase Manhattan Bank

Ladies and Gentlemen:

         The undersigned, Dendrite International, Inc. (the "Company"), refers to the Credit Agreement between the undersigned and the Chase Manhattan Bank dated November 30, 1998 (the "Credit Agreement"), the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.04 of the Credit Agreement, of the Borrowing specified below:

         (1) $______ of the presently outstanding principal amount of the Revolving Loans,

         (2) and all presently being maintained as [Base Rate Loans] [Offshore Rate Loans with Interest Periods ending on ____________, _____],

         (3) be [converted into] [continued as],

         (4) [Offshore Rate Loans having an Interest Period of [one] [two] [three] [six] month(s) [Base Rate Loans].


                                       Dendrite International, Inc.

                                       By:_________________________
                                          Name:
                                          Title:

                                    EXHIBIT C

                           FORM OF REVOLVING LOAN NOTE

                               Revolving Loan Note


November 30, 1998

$________________

         Dendrite International, Inc. (the "Company"), for value received, hereby promises to pay to the order of the Chase Manhattan Bank (the "Bank"), in lawful money of the United States of America and in immediately available funds, the principal sum of ______________ ($____________) Dollars or such lesser unpaid principal amount as shall be outstanding hereunder, together with interest from the date hereof on the unpaid principal balance of this Note, payable on the dates and with interest at the rate provided for in the Credit Agreement dated as of November 30, 1998 by and between the Company and the Bank, as the same may be amended from time to time (the "Agreement"). Interest on any amounts outstanding under this Note shall accrue at the rate provided for in the Agreement. In no event shall the interest rate payable hereon exceed the maximum rate of interest permitted by law. Capitalized terms used herein, which are defined in the Agreement, shall have the meanings therein defined. This Note is the Revolving Loan Note referred to in the Agreement, and is entitled to the benefits and is subject to the terms of the Agreement. This Note is repayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. In the event of any conflict between the terms of this Note and the terms of the Agreement, the terms of the Agreement shall control. Presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance, and enforcement of this Note are hereby waived. Upon the occurrence of any Event of default specified in the Agreement, all amounts then remaining unpaid on this Note may, pursuant to the Agreement, be declared to be immediately due and payable, all as provided in the Agreement. This Note shall be construed and enforceable in accordance with, and be governed by the internal laws of, the State of New York. This Note may not be changed orally, but only by an instrument in writing executed pursuant to the provisions of the Agreement.


Dendrite International, inc.



By:__________________________
   Name:
   Title:

                                    EXHIBIT D

                         FORM OF COMPLIANCE CERTIFICATE


              Reference is made to the certain Credit Agreement dated as of November 30, 1998 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement"; capitalized terms used herein shall have the meaning assigned to them in the Credit Agreement), between Dendrite International, Inc. (the "Company") and The Chase Manhattan Bank (the "Bank").

              The undersigned Responsible Officer hereby certifies, in his capacity as a Responsible Officer, as of the date that he/she is the ____________ of the Company, and that, as such, is authorized to execute and deliver this Certificate to the Bank on behalf of the Company, and that:

              (a) The Leverage Ratio as of _________________ was _____________
__________________ and was based on the following financial covenant analyses, which are true and accurate in all material respects on and as of the date of this Certificate.

                                [insert analysis]

              The maximum permissible Leverage Ratio determined at the end of any fiscal quarter is 2.50 to 1.00.

              (b) The Interest Coverage Ratio as of ______________ was ____________________ and was based on the following financial covenant analyses, which are true and accurate in all material respects on and as of the date of this Certificate.

                                [insert analysis]

              The minimum permissible Interest Coverage Ratio as determined at the end of any fiscal quarter is 3.00 to 1.00.

                 (c) The Current Ratio of _________________ was
__________________ and was based on the following financial covenant analyses, which are true and accurate in all material respects on and as of the date of this Certificate.

                                [insert analysis]

              The minimum permissible Current Ratio at any time is 1.25 to 1.00.

              (d) The Net Worth as of _________________ was __________________
and was based on the following financial covenant analyses, which are true and accurate in all material respects on and as of the date of this Certificate.

           [insert analysis, together with analysis setting forth the calculation of the minimum permissible Net Worth set forth in
                   Subsection 7.12(d) of the Credit Agreement]

              (e) Since the Closing Date, the EBIT has not been less than $0 for any fiscal year.

              IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____________, 199__.


                                            Dendrite International, Inc.



                                            By:______________________
                                               Name:
                                               Title:

                                    EXHIBIT E

                   FORM OF LEGAL OPINION OF COMPANY'S COUNSEL



                                  See Attached

                                                November 30, 1998

The Chase Manhattan Bank
East 36 Midland Avenue
Paramus, New Jersey 07652


      We have acted as counsel to Dendrite International, Inc., a New Jersey corporation (the "Borrower") and Dendrite Delaware Inc., a Delaware corporation (the "Guarantor") in connection with the Credit Agreement, dated as of the date hereof (the "Credit Agreement") between the Borrower and the Chase Manhattan Bank, a New York-chartered banking association (the "Lender"). This letter is submitted at our client's request pursuant to Section 4.01(i) of the Credit Agreement.

      In connection with rendering the opinions set forth below, we have examined executed copies of the following documents (referred to herein as the "Loan Documents"):

      (i)   the Credit Agreement;

      (ii) the Revolving Loan Note dated as of the date hereof executed by the Borrower (the "Revolving Loan Note"); and

      (iii) the Subsidiary Guaranty (the "Subsidiary Guaranty") dated as of the date hereof from the Guarantor in favor of the Lender.

      We have also reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following:

      (i) the Certificate of Incorporation of the Borrower and all amendments thereto;

      (ii)  the By-laws of the Borrower and all amendments thereto;

      (iii) a Certificate of the Treasurer of the State of New Jersey, dated October 19, 1998, certifying that the Borrower is in good standing in the State of New Jersey;

      (iv) the Certificate of Incorporation of the Guarantor and all amendments thereto;

      (v)   the By-laws of the Guarantor and all amendments thereto

The Chase Manhattan Bank
Page 2


      (vi) Certificate of the Secretary of State of the State of Delaware dated October 16, 1998 certifying that the Guarantor is in good standing in the State of Delaware;

      (vii) the Secretary's Certificate, dated as of the date hereof, as to corporate matters, executed by the Secretary of the Borrower; and

      (viii) the Secretary's Certificate dated as of the date hereof, as to corporate matters, executed by the Secretary of the Guarantor (Sections (vii) and (viii) hereto are collectively referred to as the "Certificates.")

      In rendering the opinions set forth below we have, with your consent, assumed:

      (a) the genuineness of all signatures of, and the authority of, the persons signing the Loan Documents, the Certificates and the other documents on behalf of the parties thereto, other than the signatures of the Borrower and the Guarantor;

      (b) the authenticity of all documents submitted to us as originals and the conformity to the authentic original documents of all documents submitted to us as copies;

      (c) the due execution and delivery pursuant to due authorization of the Loan Documents by the parties thereto other than the Borrower and the Guarantor, and that the Lender has all corporate and legal power and authority necessary to execute, deliver and perform its obligations under the Loan Documents and all other documents and instruments executed and delivered by the Lender and that such documents and instruments constitute the legal, valid and binding obligation of the Lender enforceable against the Lender in accordance with their respective terms;

      (d) the legal capacity of natural persons;

      (e) the correctness and accuracy of all facts set forth in all certificates (including, without limitation, the Certificates) and reports reviewed by us;

      (f) that, to the extent that certain standards of conduct may be imposed as a matter of law on the Lender as a condition to or as a requirement for the enforceability of the Loan Documents (including, without limitation, any requirement that the Lender act reasonably, in good faith, in a commercially-reasonable manner, or otherwise in compliance with applicable law), the Lender will comply with such standards of conduct, whether or not any other action is permitted under the Loan Documents;

      (g) the Lender is relying on the Subsidiary Guaranty and would not make the loans evidenced by the Revolving Loan Note in the absence of the same;
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      (h) the delivery or availability to or for the benefit of the Borrower at or before the closing of the funds to be loaned pursuant to the Credit Agreement; and

      (i) the Lender is a New York-chartered banking association and is not acquiring the Revolving Loan Note with a view to distribution.

      As to questions of fact material to our opinions, we have not independently established the relevant facts but instead we have relied solely upon representations of the Borrower and the Guarantor.

      We are members of the bar of the State of New Jersey and we do not express any opinion as to any matters governed by any laws other than the laws of the State of New Jersey, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

      Based upon the foregoing and such legal considerations as we have deemed necessary, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

      1. The Borrower is a corporation validly existing and in good standing under the laws of the State of New Jersey.

      2. The Guarantor is a corporation validly existing and in good standing under the laws of the State of Delaware.

      3. The Borrower has the corporate power and corporate authority to enter into and perform its obligations under the Loan Documents to which it is a party.

      4. The Guarantor has the corporate power and corporate authority to enter into and perform its obligations under the Loan Documents to which it is a party.

      5. Each of the Loan Documents to which the Borrower is a party has been duly authorized by all necessary corporate action on the part of the Borrower and constitutes the valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms.

      6. Payment by the Borrower of the interest charged under the Credit Agreement and the Revolving Loan Note will not violate any usury laws of the State of New Jersey or the United States of America. The opinion expressed in the preceding sentence is qualified by reference to N.J.S.A. 2C:21-19, which provides, among other things, that a person who makes a loan to a corporation at a rate exceeding 50% per annum is guilty of a criminal usury. In light of the fact that the payments required to be made by Borrower may fluctuate and may also require the Borrower to pay interest on interest, we do not express any opinion as to whether such payments would violate such criminal usury statute.
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      7. The Subsidiary Guaranty has been duly authorized by all necessary corporate action on the part of the Guarantor and constitutes the valid and binding obligation of the Guarantor enforceable in accordance with its terms.

      8. The execution, delivery and performance of the Loan Documents by the Borrower and the Guarantor does not require the consent or approval of, or other action by or filing with, any state or federal governmental body or other regulatory authority and are not in contravention of or in conflict with any New Jersey or federal law or regulation having applicability to the Borrower or the Guarantor as presently in effect and interpreted, or any term or provision of either the Borrower's or Guarantor's Certificate of Incorporation or By-laws as the case may be.

      9. The execution, delivery and performance of the Loan Documents will not breach or constitute a default under, or grounds for the acceleration of the maturity of, any agreement, indenture, undertaking or other instrument of which we are aware, to which the Borrower or the Guarantor are a party or by which they or any of their property may be bound or affected, nor will the execution, delivery and performance result in the creation or imposition of (or the obligation to create or impose) any lien, charge or encumbrance on, or security interest in, any of their property pursuant to the provisions of any of the foregoing, other than in favor of the Lender; nor will the execution, delivery or performance of the Loan Documents conflict with or result in the violation of any judgment, order or decree of any court or arbiter, of which we are aware, to which the Borrower or the Guarantor is a party.

      10. We are not aware of any material pending or threatened lawsuits or claims against or affecting the Borrower or the Guarantor or their property.

      11. It is not necessary, in connection with the making and delivery of the Revolving Loan Note under the circumstances contemplated by the Credit Agreement, to register the Revolving Loan Note under the Securities Act of 1933, as amended, or under any securities or "Blue Sky" laws, or to qualify an indenture with respect to the Revolving Loan Note under the Trust Indenture Act of 1939, as amended.

      The foregoing opinions are subject to the following qualifications:

      (a) the validity, enforceability, binding effect and performance of any provisions of the Loan Documents and of any rights granted pursuant thereto may be limited or otherwise subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or transfer or other similar laws affecting creditors' rights generally, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and (iii) any statute or public policy limiting the right to waive or otherwise not to seek or enforce the benefits of statutory provisions or of common law rights;
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      (b) the opinions expressed herein are limited to the laws of the State of
New Jersey, the federal laws of the United States of America and the General Corporation Law of the State of Delaware and we express no opinion on the laws of any other jurisdiction.

      The foregoing opinions are based upon the following further assumptions and are subject to the following further exceptions, qualifications and limitations:

      A. This opinion is given as of the date hereof and is necessarily limited to the laws and judicial decisions now in effect and the facts and circumstances currently brought to our attention. We are under no obligation and we assume no responsibility for updating our opinion including, without limitation, any updating to take into account any event, action, interpretation, or similar item after the date hereof.

      B. Courts of applicable jurisdiction may exercise discretion to grant or deny equitable remedies such as specific performance or injunctive relief.

      C. We express no opinion with respect to (i) any particular provisions of or enforcement of the Loan Documents which may be limited by defenses such as estoppel, waiver and other equitable considerations, or matters of public policy, or (ii) any provisions of the Loan Documents which waive or limit any rights to notice, or which in each case waive various rights of the Borrower or Guarantor which cannot be waived under applicable law.

      D. No opinion is expressed as to the enforceability under certain circumstances of any provisions in the Loan Documents to the effect that failure to exercise or delay in exercising rights or remedies has not or will not operate as a waiver of any such right.

      E. We express no opinion as to the enforceability of any indemnification provision of any of the Loan Documents where the indemnitee has engaged in any act or omission of negligence, misconduct or bad faith.

      F. This opinion is limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

      G. As used in this opinion letter, the phrase "we are not aware of" or similar phrase means the awareness of the attorneys in this firm who have had active involvement in the preparation of this opinion letter.

      H. This opinion letter is provided to you as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein.

      This opinion is provided solely to Chase Manhattan Bank in connection with the closing of the Loan Documents. Without the prior written consent of this firm, this opinion may not be quoted in whole or in part or otherwise referred to in any other document or be relied upon in
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whole or in part by any person or entity other than Chase Manhattan Bank;
provided, McCarter & English may rely on this opinion in connection with its representation of Chase Manhattan Bank in connection with the closing of the Loan Documents.



                                          Very truly yours,



                                          PITNEY, HARDIN, KIPP & SZUCH